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                                                                 EXHIBIT 10.5

                                   CTS CORPORATION

                      1988 RESTRICTED STOCK AND CASH BONUS PLAN


1.  Purpose

     The purpose of the 1988 Restricted Stock and Cash Bonus Plan (the "Plan") is to induce outstanding employees to remain in the employ of CTS Corporation (the "Company") and its present and future subsidiary corporations (each of which is hereinafter referred to as a "Subsidiary") and to attract new key employees, and to encourage such employees to secure or increase their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the award or sale of shares of the common stock (the "Common Stock"), without par value, of the Company under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

2.    Effective Date

     The Plan became effective on December 16, 1988, by resolution of the Board, subject to ratification of the Plan by the vote of the holders of a majority of the shares of the Common Stock present in person or by proxy at the 1989 Annual Meeting of the Shareholders of the Company.

3.    Stock Subject to the Plan

     400,000 shares of the Common Stock of the Company ("Shares") are hereby reserved for award or sale under the Plan, which Shares may be either treasury shares or authorized but unissued shares. If Shares awarded or sold under the Plan shall be repurchased by the Company in accordance with the provisions of the Plan, such Shares shall again be available for the purposes of the Plan.

4.    Administration

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as described in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the individuals (the "Participants") to whom, and the price, if any, at which, and the terms on which, Shares shall be awarded or sold under the Plan and the number of shares to be awarded or sold to each Participant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all the determinations necessary or advisable for the administration of the Plan. The Committee's determination on matters referred to in this Section 4 shall be conclusive.

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5.    Committee

     The Committee shall consist of all of the members of the Compensation Committee of the Board of Directors, all of whom shall be nonemployee directors of the Company. As of any given date, no person shall be eligible to serve on the Committee who, on such date is, or who, at any time within the period of one year ending on such date has been, eligible for selection as a person to whom stock may be awarded or sold under the provisions of the Plan or any similar plan or as a person to whom options or stock appreciation rights may be granted under any option or stock appreciation plan maintained by the Company. The President of the Company (who shall be eligible to be awarded or to purchase Shares under the Plan) shall also be a member of the Committee, ex officio. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present in person at a meeting fully called and held. Any action which could have been taken at a meeting may also be taken without the necessity of a meeting by a written instrument signed by all of the members of the Committee prior to or after such action shall be taken. The Company shall indemnify each member of the Committee to the full extent provided under the Indiana Business Corporation Law.

6.    Eligibility

     Shares may be awarded or sold under the Plan only to key employees of the Company or a Subsidiary who are full-time employees. A director of the Company or a Subsidiary who is not a full-time employee of the Company or a Subsidiary will not be eligible to be awarded or to purchase Shares under the Plan. In designating Participants and in determining the number of Shares to be awarded or sold to any Participant, and, if sold, the price to be paid for any Shares, the Committee shall take into account the Participant's level of responsibility, dependability, performance, potential, compensation and such other considerations as the Committee deems appropriate.

7.    Awards or Purchase

     After the Committee determines that it will award or offer a Participant the right to purchase Shares under the Plan, it shall so inform the Participant in writing, stating the number of Shares and the terms on which the Participant shall be entitled to receive said award or to purchase said Shares, and, if sold, the price to be paid for any Shares, and that the Participant has fifteen
(15) days from the date of the writing to accept the terms set forth therein in the manner set forth. (The date of such acceptance shall constitute the "Closing Date".) The Committee may, in the exercise of its discretion, extend the period for acceptance. The communication may incorporate by reference the terms, conditions, restrictions and other provisions set forth in the Plan, and the Committee shall have the power to add thereto any additional terms and conditions not inconsistent with the Plan which the Committee may approve. The Committee shall make no award or sale of Shares or offer of same to a Participant unless immediately prior to doing so (i) it shall, after reasonable inquiry, have reasonable grounds

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to believe the Participant has sufficient knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of investment in the Shares and that the Participant is able to bear the economic risk of such investment, (ii) the Participant shall have been furnished the information regarding the Company required by Rule 506 issued pursuant to the Securities Act of 1933 ("Rule 506") and (iii) it shall have taken all reasonable steps to assure that all other requirements of Rule 506 have been and will in the future be satisfied with respect to such award, sale or offer. Subject to the express provisions of the Plan, sales, awards, or offers made to different Participants, or to the same Participant at different times, may be subject to terms, conditions and restrictions which differ from each other.

8.    Restrictions and Cash Bonus

     The Award or sale of Shares under the Plan shall include the following terms, conditions and restrictions:

         (a) During the period of five (5) years after the Closing Date, the Participant shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares awarded to or purchased by the Participant with respect to which these restrictions shall not have lapsed pursuant to paragraph (b) of this Section 8, unless he shall first, by notice in writing, have offered to the Company for repurchase, at no cost to the Company if the Shares were awarded or at their original purchase price if purchased, such Shares.

         (b) The restrictions imposed by paragraph (a) of this Section 8 shall lapse as to the number of Shares equal to the following percentages of the Shares awarded to or purchased by the Participant:

              (1) Twenty percent (20%) of such Shares, on or after one (1) year but prior to the end of two (2) years after the Closing Date;

              (2) Forty percent (40%) of such Shares, on or after two (2) years but prior to the end of three (3) years after the Closing Date;

              (3) Sixty percent (60%) of such Shares, on or after three (3) years but prior to the end of four (4) years after the Closing Date;

              (4) Eighty percent (80%) of such Shares, on or after four (4) years but prior to the end of five (5) years after the Closing Date; and

              (5) All such Shares, on or after five (5) years after the Closing Date.

         (c) As soon as practicable after the restrictions under paragraph (a) of this Section 8 as to any Shares shall have lapsed, the Company shall pay a cash bonus to the Participant equal to the fair market value of such Shares as of the

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    date of lapse if such Shares were awarded or equal to the excess of the fair market value thereof as of the date of lapse over the original purchase price of such Shares if such Shares were purchased. Notwithstanding the foregoing, the aggregate of the cash bonuses paid in connection with Shares as to which such restriction shall have lapsed shall not be greater than a sum equal to twice the fair market value of the Shares awarded to, or purchased by, the Participant, determined as of the Closing Date.

         (d) If the employment of the Participant should be terminated, whether voluntarily or involuntarily, for any reason whatever, including the Participant's death or disability, at any time prior to the end of five
    (5) years from the Closing Date, such termination shall be deemed an offer to the Company as described in paragraph (a) of this Section 8 at the price and in respect of the number of Shares which would then be required to be offered thereunder if the Participant wished to sell all of the Shares then owned by him; provided, however, that, if a Participant shall die or become totally disabled during a period within which an offer for repurchase would be required as to some or all of the Shares, (i) the Participant, or his estate, shall not be required to offer to the Company for repurchase that number of shares otherwise required to be offered equal to the product of twenty percent (20%) of the total number of Shares awarded or sold and a fraction, the numerator of which shall be the number of full months of active service by the Participant since the last anniversary of the Closing Date and prior to his death or disability and the denominator of which shall be twelve (12), (ii) the restriction imposed by said paragraph (a) shall lapse as to the Shares which the Participant, or his estate, is not required to offer for repurchase pursuant to the foregoing provision and
    (iii) a cash bonus computed in accordance with paragraph (c) of this
    Section 8 shall be paid in respect of such Shares to the Participant or his estate.

         (e) Notwithstanding any other provisions of the Plan, on the death of a Participant such Shares may be transferred to his legal representatives or his estate or to the person or persons entitled thereto by his will or by the laws of descent and distribution; provided, however, that any Shares so transferred as to which the restrictions imposed by the Company pursuant to paragraphs (a) and (d) of this Section 8 shall not have lapsed shall continue to be subject to the restrictions in respect thereof imposed by said paragraphs (a) and (d).

         (f) Notwithstanding any other provisions of this Section 8 or of the Plan, all restrictions imposed by paragraphs (a) and (d) of this Section 8 shall lapse in the event of a "Change in Control", and the Company shall pay a cash bonus in accordance with paragraph (c) of this Section 8 in respect of all Shares as to which the restrictions shall lapse pursuant to this subparagraph. (A Change of Control shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the

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    Company for at least two years, unless such individuals have been elected as directors, or nominated for election as directors, by three-fourths of the directors of the Company who have been directors of the Company for at least two years and who are not Participants, (ii) the sale by the Company of all or substantially all of its assets to any entity, the consolidation of the Company with any entity, the merger of the Company with any entity as a result of which merger the Company is not the surviving entity as a publicly held corporation, or the sale or transfer of shares of the Company by the Company and/or any one or more of its shareholders in one or more transactions, related or unrelated, to one or more entities under circumstances whereby any entity and its affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless, in any such case, such sale, consolidation, merger or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years and who are not Participants, or (iii) the sale or transfer of shares of the Company by the Company and/or any one or more of its shareholders, in one or more transactions, related or unrelated, to one or more entities under circumstances whereby the entity and its affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors. Nothing contained in this definition shall limit or restrict the right of any director who is a Participant from participating in any discussions or voting on any matter referred to in this definition at any meeting of the Board.)

9.    Investment Representation

     Each Participant shall execute and deliver to the Company, prior to the delivery of any shares under the Plan, a written representation that he is acquiring such Shares for his own account as an investment and not with a view to, or in connection with, the distribution of any thereof.

10.  Delivery of the Shares

     Shares shall be registered in the name of the Participant on the stock and transfer records of the Company and stock certificates delivered as soon as practicable after an offer has been accepted; provided, however, notwithstanding any provision of the Plan, the Company may delay registration on its stock and transfer records and delivery of stock certificates to a Participant until counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the delivery of such Shares to the Participant is exempt from registration under the Securities Act of 1933 as in force at the time for delivery thereof (it being understood, however, that the certificates representing such Shares shall bear such legend limiting the sale thereof under the Securities Act of 1933 as counsel for the Company shall determine to be appropriate).

11.  Legend and Deposit of Shares in Escrow

     In light of the restrictions imposed by the Plan, (i) certificates of stock representing Shares shall bear a legend to the effect that the Shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and the transfer agent for the Common Stock of the Company shall be so instructed and (ii) the Participant shall deposit

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such certificates, together with a stock power or other instrument of transfer, appropriately endorsed in blank with signature guaranteed, with an escrow agent designed by the Committee under a deposit agreement requiring the Shares to be held in escrow until an offer is required to be made or until the restrictions as to such Shares shall have lapsed, and containing such other terms and conditions as the Committee shall approve, all expenses of any such escrow to be borne by the Company. During the period while the Shares are held in escrow, the Participant as the registered holder of such Shares shall be entitled to receive all dividends declared thereon and to vote the same upon all matters.

12.  Expenses of the Plan

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any Participant.

13.  No Contractual Right to Participate and No Right to Continued Employment

     Nothing in the Plan shall be deemed to give any executive, director, officer or employee, or his or her legal representatives or assigns, or any other person claiming under or through him, any contractual or other right to participate in the benefits of the Plan. Nothing in the Plan and no award or sale thereunder shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain in its employ any Participant to whom Shares are awarded or sold for any specific period of time.

14.  Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares for other securities, or other similar corporate change, the Committee shall make appropriate adjustments in the total number of shares which may be offered for award or purchase under the Plan and in the price, if any, and any and all such adjustments shall be conclusive and binding upon all parties concerned.

15.  Transferability

     Except as otherwise specifically provided in the Plan, no right or interest under the Plan of any Participant who has accepted an award or purchased Shares shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant shall be subject to any obligation or liability of such Participant.

16.  Withholding of Income Taxes

     The Company shall have the right to deduct from any compensation due a Participant from the Company any federal, state or local taxes required by law to be withheld with respect to any event under the Plan which results in taxable income to the Participant.

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17.  Information About the Company

     The Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934 for more than a year prior to the adoption of the Plan, has filed all reports and statements required to be filed pursuant to that Section during that period of time and intends to continue to file all reports and statements so required. The Company releases for publication on a regular basis, quarterly and annually, summary statements of sales and earnings. The Company will furnish to all Participants to whom Shares are delivered under the Plan copies of all material furnished to its shareholders whether required by law or furnished voluntarily, and shall make available to any such Participant upon his written request free of charge a copy of the Company's annual report on Form 10-K for any year during which any Shares purchased by him continue to be registered in his name.

18.  Amendment and Termination of the Plan

     Unless sooner terminated as herein provided, the Plan shall terminate upon the sale and/or award of all the Shares available for sale under the Plan (including the Shares which may be repurchased in the future by the Company pursuant to the provisions of Section 8 hereof). The Board, as it may deem advisable, may at any time terminate, extend, or amend the Plan, provided, however, that termination or amendment of the Plan shall not, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment, and provided, further, however, that any amendment of the Plan which increases the number of Shares reserved for the Plan must be approved by the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy at any special or Annual Meeting of Shareholders duly called before it may take effect.

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                                   CTS CORPORATION
                      1988 RESTRICTED STOCK AND CASH BONUS PLAN

                                      APPENDIX A


    "Change in Control" means the occurrence of any of the following events:

    1. the attainment by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of aggregate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities (the "Voting Stock") of CTS Corporation (the "Company") entitled to vote generally in the election of directors of the Company; provided, however, that for purposes of this Section 1, the following will not be deemed to result in a Change in Control:
         (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company and any change in the percentage ownership of Voting Stock of the Company that results from such acquisition, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by any Person pursuant to a Business Combination (as defined below) that complies with clauses (I), (II) and (III) of
         Section 3, (E) the beneficial ownership by Dynamics Corporation of America ("DCA") of Voting Stock of the Company equal to less than 25% of the combined voting power of the then outstanding Voting Stock of the Company ("Exempt DCA Percentage"), or (F) the beneficial ownership by The Gabelli Group, Inc., GAMCO Investors, Inc. and Gabelli Funds, Inc. (collectively, "Gabelli") of Voting Stock of the Company not equal to or in excess of 25% of the combined voting power of the then outstanding Voting Stock of the Company ("Exempt Gabelli Percentage"); or

    2. individuals who, as of the Amendment Date (see below) constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that any individual becoming a Director subsequent to the Amendment Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual becoming a Director as a result of an actual or threatened election contest

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         (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company
         (collectively, an "Election Contest"); or

    3.   consummation of (A) a reorganization, merger or consolidation,
         (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a sale or other disposition of all or substantially all of the assets ("Automotive Group Assets") of the Company used in its Automotive Strategic Business Unit (such reorganization, merger, consolidation or sale each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds of the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Stock of the Company entitled to vote generally in the election of Directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, all or substantially all of the Company's assets either directly or through one or more subsidiaries or the Automotive Group Assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (II) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination or DCA or Gabelli to the extent of the Exempt DCA Percentage or Exempt Gabelli Percentage, respectively) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and
         (III) at least two-thirds of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or

    4. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II) and
         (III) of Section 3; or

    5.   if and so long as DCA beneficially owns 15% or more of

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         the combined voting power of the outstanding Voting Stock of the
         Company, (A) the attainment by any Person of beneficial ownership of 20% or more of the combined voting power of the then outstanding Voting Stock of DCA ("DCA Voting Stock") (other than as the result of an acquisition of DCA Voting Stock by (x) DCA (and any change in the percentage ownership of DCA Voting Stock that results from such acquisition), (y) any employee benefit plan (or related trust) sponsored or maintained by DCA or any subsidiary of DCA, or (z) the Company or any Subsidiary that is approved by the Incumbent Board), or (B) individuals who, as of the Amendment Date constitute the Board of Directors of DCA (the "Incumbent DCA Board") cease for any reason to constitute at least a majority of the Board of Directors of DCA; provided, however, that any individual becoming a Director subsequent to the Amendment Date whose election, or nomination for election by DCA's shareholders, was approved by a vote of at least two-thirds of the Directors of DCA then comprising the Incumbent DCA Board (either by a specific vote or by approval of the proxy statement of DCA in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent DCA Board of Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened Election Contest; or

    6. the occurrence of a "Board Shift". For this purpose, (I) a "Board Shift" will be deemed to have occurred if 50% or more of the members of the Board of the Company, or of any entity resulting from a Business Combination, are persons who (A) are employees of any beneficial owner of 20% or more of the Voting Stock (a "20+% Holder") or (B) were nominated for election, or voted for, by any such 20+% Holder unless such nomination or vote was approved by a majority of the Unrelated Directors and (ii) "Unrelated Directors" means Gerald H. Frieling, Jr., Lawrence J. Ciancia and Joseph P. Walker or any successors thereto nominated with the approval of such of the foregoing (or their successors nominated as aforesaid) as may remain members of the Board of the Company, or of any entity resulting from a Business Combination, at the time of such nomination.

For purposes of Annex A, the "Amendment Date" is the effective date of the amendment that includes this Annex A as a part of the Plan.